Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of presentation

The following unaudited pro forma consolidated balance sheet and statements of income are presented to give effect to the acquisition of MedOfficeDirect, LLC (“MOD”) by HealthLynked Corp (“HealthLynked” or the “Company”). The pro forma information was prepared based on the historical financial statements and related notes of HealthLynked and MOD, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The pro forma adjustments are based upon available information and assumptions that HealthLynked believes are reasonable. The allocation of the purchase price of the MOD acquisition reflected in these unaudited pro forma consolidated financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments are therefore preliminary and have been prepared to illustrate the estimated effect of the acquisition.

The unaudited pro forma consolidated balance sheet has been prepared to reflect the transaction as if the transaction had occurred on September 30, 2020. The unaudited pro forma consolidated statements of income combine the results of operations of HealthLynked and MOD for the nine months ended September 30, 2020, as if the transaction had occurred on January 1, 2020 and for the fiscal year ended December 31, 2019, as if the transaction had occurred on January 1, 2019.

The unaudited pro forma consolidated financial statements were prepared using the acquisition method of accounting with HealthLynked treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by HealthLynked to complete the acquisition was allocated to the assets acquired and liabilities assumed from MOD based upon their estimated fair values on the closing date of the acquisition. HealthLynked has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from MOD and the related allocations of purchase price, nor has HealthLynked identified all adjustments necessary to conform MOD’s accounting policies to HealthLynked’s accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from MOD will be based on the actual net tangible and intangible assets and liabilities of MOD that existed as of the closing date. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made. HealthLynked estimated the fair value of MOD’s assets and liabilities based on discussions with MOD’s management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

HealthLynked Corp.

Unaudited Pro Forma Consolidated Balance Sheets

As of September 30, 2020

			Pro Forma		Pro Forma
	HealthLynked	MOD	Adjustments		Consolidated
ASSETS
Current Assets
Cash	$1,713,124	$53,621	$(703,200)	(1)	$1,063,545
Marketable securities	44,477				44,477
Accounts receivable, net	193,744				193,744
Inventory	105,200				105,200
Prepaid expenses	80,552				80,552
Total Current Assets	2,137,097	53,621	(703,200)		1,487,518

Property, plant and equipment, net	458,674	26			458,700
Intangible assets, net	2,585,330		4,828,801	(2)	7,414,131
ROU lease assets, deposits and other long term assets	314,992				314,992

Total Assets	$5,496,093	$53,647	$4,125,601		$9,675,341

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$1,362,516	$627,535	$(464,878)	(3)	$1,525,173
Deferred revenue	51,714				51,714
Lease liability, current portion	105,233				105,233
Due to related party, current portion	300,600				300,600
Notes payable to related party, current portion		936,500	(936,500)	(4)	---
Government notes payable, current portion	595,669				595,669
Convertible notes payable, net of original issue discount	1,153,279	285,000	(285,000)	(4)	1,153,279
Notes payable		112,382		(4)	112,382
Contingent acquisition consideration	548,069				548,069
Total Current Liabilities	4,117,080	1,961,417	(1,686,378)		4,392,119

Long-Term Liabilities
Notes payable, long term portion	450,000	6,270			456,270
Contingent acquisition consideration, long term portion	378,528		1,193,469	(5)	1,571,997
Lease liability, long term portion	198,667				198,667

Total Liabilities	5,144,275	1,967,687	(492,909)		6,619,053

Shareholders’ Deficit
Common stock	16,683		1,905	(6)	18,588
Series B convertible preferred stock	2,750				2,750
Common stock issuable	182,092				182,092
Additional paid-in capital	20,012,306		2,702,565	(7)	22,714,871
Members’ equity		3,780,420	(3,780,420)	(8)	---
Retained earnings (accumulated deficit)	(19,862,013)	(5,694,460)	5,694,460	(8)	(19,862,013)
Total Shareholders’ Deficit	351,818	(1,914,040)	4,618,510		3,056,288

Total Liabilities and Shareholders’ Deficit	$5,496,093	$53,647	$4,125,601		$9,675,341

HealthLynked Corp.

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2020

			Pro Forma		Pro Forma
	HealthLynked	MOD	Adjustments		Consolidated
Revenue:
Patient services	$3,502,836	$	$		$3,502,836
Medicare shared savings and consulting	1,035,769				1,035,769
Product revenue		862,231			862,231
Total revenue	4,538,605	862,231			5,400,836

Cost:
Patient services	3,544,277				3,544,277
Medicare shared savings and consulting	824,084				824,084
Product cost		561,461			561,461
Total Operating Expenses	4,368,361	561,461			4,929,822

Gross profit	170,244	300,770			471,014

Operating Expenses:
General and administrative	2,116,159	282,616			2,398,775
Depreciation and amortization	74,811			(1)	74,811

Loss from operations	(2,020,726)	18,154			(2,002,572)

Other Income (Expenses)
Loss on sales of marketable securities	(281,606)				(281,606)
Gain (loss) on extinguishment of debt	(1,347,371)		166,268	(2)	(1,181,103)
Change in fair value of debt	(198,764)				(198,764)
Amortization of original issue and debt discounts on notes payable and convertible notes	(530,930)				(530,930)
Change in fair value of derivative financial instruments	739,485				739,485
Change in fair value of contingent acquisition consideration	687				687
Interest expense	(193,134)	(100,511)	96,995	(3)	(196,650)
Total other expenses	(1,811,633)	(100,511)	263,263		(1,648,881)

Net loss before provision for income taxes	(3,832,359)	(82,357)	263,263		(3,651,453)

Provision for income taxes	---				---

Net loss	$(3,832,359)	$(82,357)	$263,263		$(3,651,453)

Deemed dividend - amortization of beneficial conversion feature	(63,862)				(63,862)

Net loss to common stockholders	$(3,896,221)	(82,357)	263,263		(3,715,315)

Net loss per share, basic and diluted:
Basic	$(0.030)				$(0.025)
Fully diluted	$(0.030)				$(0.025)

Weighted average number of common shares:
Basic	129,234,540		19,045,563	(4)	148,280,103
Fully diluted	129,234,540		19,045,563	(4)	148,280,103

HealthLynked Corp.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2019

			Pro Forma		Pro Forma
	HealthLynked	MOD	Adjustments		Consolidated
Revenue
Patient services	$4,018,818	$	$		$4,018,818
Product revenue		675,081			675,081
Total revenue	4,018,818	675,081			4,693,899

Cost
Patient services	4,239,024				4,239,024
Product revenue		595,163			595,163
Total Operating Expenses	4,239,024	595,163			4,834,187

Gross profit	(220,206)	79,918			(140,288)

Operating Expenses:
General and administrative	2,915,419	250,527			3,165,946
Depreciation and amortization	73,385			(1)	73,385

Income (loss) from operations	(3,209,010)	(170,609)			(3,379,619)

Other Income (Expenses)
Loss on extinguishment of debt	(1,229,777)		137,768	(2)	(1,092,009)
Change in fair value of debt	(121,508)				(121,508)
Financing cost	(135,528)				(135,528)
Amortization of original issue and debt discounts on notes payable and convertible notes	(1,260,513)	(1,748)			(1,262,261)
Change in fair value of derivative financial instrument	671,822				671,822
Interest expense	(244,085)	(133,462)	133,462	(3)	(244,085)
Total other expenses	(2,319,589)	(135,210)	271,230		(2,183,569)

Net loss before provision for income taxes	(5,528,599)	(305,819)	271,230		(5,563,188)

Provision for income taxes	---				---

Net income (loss)	$(5,528,599)	$(305,819)	$271,230		$(5,563,188)

Net loss per share, basic and diluted:
Basic	$(0.056)				$(0.047)
Fully diluted	$(0.056)				$(0.047)

Weighted average number of common shares:
Basic	99,059,677		19,045,563	(4)	118,105,240
Fully diluted	99,059,677		19,045,563	(4)	118,105,240

HealthLynked Corp.

Notes to Unaudited Pro Forma Consolidated Financial Information

Note 1 – Purchase Price Consideration

On October 19, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, MOD FL, LLC, a Florida limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), MOD and certain of the members of MOD. The Merger Agreement provided that the Merger Sub would merge with and into MOD, with MOD surviving as a wholly-owned subsidiary of the Company (the “Merger”). As consideration for the Merger, the members of MOD received consideration including (i) the issuance of an aggregate of 19,045,563 restricted shares of the Company’s common stock (the “Closing Shares”), (ii) the issuance of an aggregate of up to 10,004,749 restricted shares of the Company’s common stock over a four year period based on MOD achieving certain revenue targets as set forth in the Merger Agreement (the “Earnout Shares”), and (iii) the partial satisfaction of certain outstanding debt obligations of MOD in the amount of $703,200 in cash by the Company. The Company and MOD completed the Merger by filing the Certificate of Merger with the Florida Department of State. As a result of the Merger, with MOD surviving as a wholly-owned subsidiary of the Company, the Company acquired all of the assets of MOD.

The fair value of the 19,045,563 common shares issued at closing was determined using the average closing price of the Company’s common shares for the five days prior to the acquisition date. The terms of the earn out require the Company to pay the former members of MOD up to (i) $371,761 in shares of Company common stock if 2021 revenue from MOD’s business exceeds $1,500,000, with shares valued at $0.189 per share, (ii) $743,523 in shares of Company common stock if 2022 revenue from MOD’s business exceeds $1,875,000, with shares valued at $0.236 per share, (iii) $743,523 in shares of Company common stock if 2023 revenue from MOD’s business exceeds $2,344,000, with shares valued at $0.283 per share, and (iv) $743,523 in shares of Company common stock if 2024 revenue from MOD’s business exceeds $2,930,000, with shares valued at $0.329 per share. The fair value of the contingent acquisition consideration related to the four-year earn-out was estimated using a probability-weighted discounted cash flow projection.

The table below represents the total fair value of the purchase price consideration:

Cash paid at closing to retire MOD debt	$703,200
Shares issued at closing	2,704,470
Shares contingent upon four-year earn-out	1,193,469

$4,601,139

Note 2 – Pro Forma Adjustments

Following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma consolidated financial statements.

Adjustments to the pro forma consolidated balance sheet

(1)	The pro forma adjustments to cash reflect the cash paid to retire debt of MOD. Prior to the closing, MOD debtholders holding debt with a total carrying value of $1,221,500 agreed to accept a reduced amount of principal in the amount of $1,172,000 and further agreed to convert 40% of such debt ($468,800) to equity units of MOD and accept 60% of such debt ($703,200) in cash from the Company at closing. The MOD debtholders also agreed to waive all interest and other rights under such debt.

(2)	The pro forma adjustments to goodwill and other intangible assets reflect the following:

Cash portion of purchase consideration	$703,200
Stock consideration	2,704,470
Contingent purchase consideration	1,193,469
Forgiveness of debt principal by MOD debtholders	(49,500)
Forgiveness of accrued interest by MOD debtholders	(464,878)
Conversion of MOD debt to equity prior to closing	(468,800)
Repayment of debt	(703,200)
Eliminate equity and accumulated deficit of MOD	1,914,040
Total	$4,828,801

The aggregate value of the consideration paid by HealthLynked to complete the acquisition was allocated to the assets acquired and liabilities assumed from MOD based upon their estimated fair values on the closing date of the acquisition. HealthLynked has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from MOD and the related allocations of purchase price. Accordingly, such excess is presented as “Goodwill and other intangible assets” on the accompanying unaudited pro forma consolidated balance sheets.

(3)	The pro forma adjustment to accounts payable and accrued expenses reflects the forgiveness of accrued interest by MOD debtholders.

(4)	The pro forma adjustment to notes payable to related party, convertible notes payable and notes payables reflects repayment of certain outstanding debt of MOD by HealthLynked as described in the Merger Agreement. Following the Merger, MOD had a debt balance of $118,652 from debt that survived the merger.

(5)	The pro forma adjustments to contingent acquisition consideration reflect the fair value of future purchase price consideration that can be earned by the sellers based on achievement of specified milestones in the underlying MOD business as described in “Note 1 – Purchase Price Consideration” above. The fair value of the contingent acquisition consideration related to the four-year earn-out was estimated using a probability-weighted discounted cash flow projection.

(6)	The pro forma adjustment to common stock reflects the $0.0001 par value of the 19,045,563 consideration shares issued at closing.

(7)	The pro forma adjustment to additional paid-in capital reflects the following:

Number of shares	19,045,563
Average closing price for five days prior to October 19, 2020	$0.142
Fair value of shares	$2,704,470
Less: portion of stock consideration allocated to common stock	$(1,905)
Portion of stock consideration allocated to additional paid-in capital	$2,702,565

(8)	The pro forma adjustments to members’ equity and retained earnings (accumulated deficit) is to eliminate the equity of MOD at closing of the Merger. The adjustment to Members’ Equity includes a pro forma increase of $348,110 resulting from $298,610 forgiveness of accrued interest and $49,500 reduction in principal on related party debt that are recognized into equity and subsequently eliminated at the acquisition.

Adjustments to the pro forma consolidated statement of operations

(1)	No pro forma adjustment is recorded to reflect the amortization of purchased intangibles because HealthLynked expects these intangible assets to have an indefinite life.

(2)	The pro forma adjustment to gain (loss) on extinguishment of debt is to reflect the forgiveness of interest and principal by third party MOD debtholders prior to the Merger.

(3)	The pro forma adjustment to interest expense is to reverse interest expense recognized during the period on debt retired in connection with the Merger

(4)	The pro forma adjustments to weighted average common shares reflects shares issued as consideration at closing of the acquisition of MOD as if the acquisition had occurred at the beginning of the period presented.